                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Nautica Enterprises, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

     PRELIMINARY COPY AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                           NAUTICA ENTERPRISES, INC.
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                                              New York, New York

                                                                    May   , 1995

To the Stockholders of
NAUTICA ENTERPRISES, INC.

     The Annual Meeting of Stockholders of Nautica Enterprises, Inc. will be held on June 29, 1995 at the offices of the Company, 40 West 57th Street, New York, New York, at 11:00 A.M. for the following purposes:

     (1) To elect directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

     (2) To consider and vote on a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000; and

     (3) To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on May 25, 1995 are entitled to notice of and to vote at the meeting and any adjournment or adjournments thereof.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE PRESENTED TO THE MEETING, ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                              HARVEY SANDERS,
                                                  Chairman

     PRELIMINARY COPY AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                           NAUTICA ENTERPRISES, INC.
                               40 W. 57TH STREET
                            NEW YORK, NEW YORK 10019

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished with respect to the solicitation of proxies by the Board of Directors of Nautica Enterprises, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company to be held at 11:00 A.M. on June 29, 1995 and at any adjournment or adjournments thereof, at 40 West 57th Street, 7th floor, New York, New York 10019. The approximate date on which the proxy statement and form of proxy was first sent or given to stockholders was
May   , 1995.

     Proxies in the accompanying form which are properly executed and duly returned to the Board of Directors will be voted at the meeting. Any proxy may be revoked by the stockholder at any time prior to its being voted. Such revocation shall be effective upon receipt of a written notice by the Secretary of the Company at the address specified above.

     The expense of the solicitation of proxies for the meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of the enclosed proxy materials to stockholders, the Company may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their names or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors, and regular employees of the Company, without additional compensation, may solicit proxies on behalf of the Board of Directors by telephone, telefax, and personal interview.

     As of the close of business on May 25, 1995, the date for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof, there were issued and outstanding shares of the Company's Common Stock, the holders thereof being entitled to one vote per share. The presence at the Annual Meeting of a majority of such shares, in person or by proxy, are required for a quorum.

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting. Shares represented by the proxy will be voted and, where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a person nominated as a Director.

                             ELECTION OF DIRECTORS

     The persons named in the accompanying proxy intend to vote for the election as directors the six nominees listed herein. All of the nominees have consented to serve if elected. All directors will be elected to hold office until the next annual meeting of stockholders, and, in each case, each director will serve until his successor is elected and qualified or until his earlier resignation or removal. If a nominee should be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Each of the nominees presently serves as a director.

     Set forth below is biographical information for each of the nominees. Unless otherwise indicated, each has served in his stated capacity for the last five years:

     Robert B. Bank, age 48, has been a Director of the Company since 1989. He is President of Robert B. Bank Advisory Services, a venture capital firm.

     David Chu, age 40, joined the Company in 1984 and became a Director in 1987. He has served as Executive Vice President of the Company since 1989 and President of Nautica International, Inc. and Nautica Apparel, Inc., each wholly owned subsidiaries of the Company, since 1984.

     George Greenberg, age 73, has been a Director of the Company since 1988. He is Vice Chairman and a Director of Guilford Mills, Inc., a textile manufacturer. Mr. Greenberg is the father-in-law of Harvey Sanders, Chairman of the Board and President of the Company.

     Israel Rosenzweig, age 47, has been a Director of the Company since 1990. He is President, Chief Executive Officer and a Trustee of BRT Realty Trust, a real estate investment trust, and a Director of Bankers Federal Savings FSB, a savings and loan association.

     Harvey Sanders, age 45, has been President, Chief Executive Officer and a Director of the Company since 1977 and Chairman of the Board since October 1993.

     Charles H. Scherer, age 51, has been a Director of the Company since May 1994. He is managing partner of Hughes Hubbard & Reed, a New York City law firm that provides legal services to the Company.

     Shares represented by proxies solicited by the Board of Directors, will, unless contrary instructions are given, be voted in favor of the election as directors of the nominees named above. If a stockholder wishes to withhold authority to vote for any nominee, such stockholder can do so by following the directions set forth on the form of proxy solicited by the Board of Directors or on the ballot distributed at the Annual Meeting if such stockholder wishes to vote in person. Directors shall be elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the meeting.

     During fiscal year 1995, the Board of Directors held four meetings. Members of the Compensation Committee and Audit Committee of the Board of Directors are Messrs. Bank, Scherer and Rosenzweig. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation to be paid to the Company's principal executive officers. The Audit Committee reviews the audit plan with the Company's independent accountants, the scope and results of their audit and other related audit and accounting issues. During fiscal year 1995, the Compensation Committee and Audit Committee each held one meeting. The Board of Directors as a whole proposes nominees for election to the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of
the Company's Common Stock as of May   , 1995 by all stockholders known to the
Company to have been beneficial owners of more than five percent of its Common Stock, by each nominee for Director, by each of the executive officers of the Company included in the Summary Compensation Table below, and all directors and executive officers as a group.

    NAME OF                                               AMOUNT BENEFICIALLY     PERCENT OF
    BENEFICIAL OWNER(1)                                       OWNED(2)(3)           CLASS
    -------------------                                   -------------------     ----------
    Pilgrim Baxter & Associates.......................          1,098,000               %
    1255 Drummers Lane
    Wayne, PA 19087(4)
    Robert B. Bank....................................             25,350              *
    Sharon Burd.......................................             22,050              *
    David Chu.........................................            962,792
    George Greenberg..................................             18,683              *
    Israel Rosenzweig.................................             14,100              *
    Harvey Sanders....................................          2,427,671
    Charles H. Scherer................................              1,800              *
    John Wetzler......................................             38,447              *
    Charles Zona......................................            134,672              *
    All Directors and Executive
      Officers as a group.............................         20,124,193

- - ---------------
*   Indicates holdings of less than 1%.

(1) The ages of the executive officers of the Company included above are as follows: Sharon Burd - 42; David Chu - 40; Harvey Sanders - 45; John Wetzler - 49; and Charles Zona - 45.

(2) Directly and indirectly. The inclusion of securities owned by others as beneficially owned by the respective entities, nominees and officers does not constitute an admission that such securities are beneficially owned by them. All of the named individuals have, except as set forth in Note 3 below, sole voting and investment powers with respect to the aforesaid shares.

(3) Includes the following shares which may be acquired pursuant to existing stock options which are exercisable through July 24, 1995: Robert B.
    Bank - 10,725, Sharon Burd - 22,050; David Chu - 453,182; George
    Greenberg - 10,725; Israel Rosenzweig - 10,725, Harvey Sanders - 159,450; Charles H. Scherer - 300; John Wetzler - 36,704; and Charles Zona - 87,750. With respect to Mr. Sanders, includes 675,000 shares owned by the Harvey Sanders Grantor Retained Income Trust. Such trust has sole voting and investment power with respect to such shares.

(4) Pilgrim Baxter & Associates has sole dispositive power for the entire holding of 1,098,000 shares and no voting power for any of the shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending February 28, 1993, 1994 and 1995, the cash compensation paid by the Company and its subsidiaries, to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company as of February 28, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                        ANNUAL COMPENSATION        AWARDS
                                                        -------------------     ------------      ALL OTHER
                                                        SALARY       BONUS        OPTIONS        COMPENSATION
NAME AND PRINCIPAL POSITION                      YEAR     ($)         ($)          (#)(1)           ($)(2)
- - ---------------------------                      ----   -------     -------     ------------     ------------
Harvey Sanders.................................  1995   699,000     589,680         88,500           2,424
  Chairman of the Board, Chief Executive         1994   575,000     397,000        101,250           2,248
    Officer and President                        1993   260,875     360,000        168,750           2,182

Sharon Burd....................................  1995   153,000      80,000          9,000           2,250
  Controller                                     1994   130,000      62,000             --           2,158
                                                 1993    76,815      60,000         11,250           1,142

David Chu......................................  1995   627,000     491,400         88,500           2,250
  Executive Vice President and                   1994   522,000     335,000         67,500           2,248
    President -- Nautica International, Inc.     1993   256,150     300,000        112,500           2,182
    and Nautica Apparel, Inc., wholly
    owned subsidiaries of the Company

John Wetzler...................................  1995   219,000     100,000          4,500           2,250
  President -- Nautica Retail USA, Inc.,         1994   199,300      40,000         11,250           2,248
    a wholly subsidiary                          1993   184,600      20,000             --           2,182
    of the Company

Charles Zona...................................  1995   308,000          --             --           2,250
  President -- State-O-Maine, Inc., a            1994   279,000      37,000             --           2,248
    wholly owned subsidiary of the Company       1993   202,960      85,000         33,750           1,182

- - ---------------
(1) Adjusted to reflect a three-for-two stock split to be effected in the form of a stock dividend to holders of record on May 5, 1995, provided that stockholders of the Company approve the proposal included herein to increase the number of authorized shares of Common Stock of the Company. Options granted in 1993 are also adjusted to reflect a three-for-two stock split effected in the form of a stock dividend to holders of record on November 1, 1993.

(2) "All Other Compensation" is comprised of contributions made by the Company to the named executives pursuant to the Company's 401(k) Plan and, with respect to Mr. Sanders, an additional amount of $174 for split-dollar life insurance calculated pursuant to P.S. - 38.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options during fiscal year 1995 under the Company's Executive Incentive Stock Option Plan and 1989 Employee Incentive Stock Plan to each of the Company's executives listed in the Summary Compensation Table above receiving stock options during such period.

     The table also illustrates the Grant Date Present Value of those stock options based upon the Black-Scholes Model of Valuation, without giving effect to the non-transferability or vesting requirements of the options.

     No matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's Common Stock at a future date. If the price of the Company's Common Stock increases, all stockholders will benefit commensurably with the optionees.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               NUMBER OF
                              SECURITIES          % OF TOTAL
                              UNDERLYING        OPTIONS GRANTED     EXERCISE OR                     GRANT DATE
                            OPTIONS GRANTED      TO EMPLOYEES        BASE PRICE      EXPIRATION       PRESENT
NAME                            (#)(1)          IN FISCAL YEAR         ($/SH)           DATE        VALUE($)(2)
- - ----                        ---------------     ---------------     ------------     ----------     -----------
Harvey Sanders............       88,500               33.9%           $ 14.917        05/12/04
Sharon Burd...............        9,000                3.4              14.917        05/12/04
David Chu.................       88,500               33.9              14.917        05/12/04
John Wetzler..............        4,500                1.7              14.917        05/12/04

- - ---------------
(1) All options were granted at market value at the date of grant for a term of ten years, subject to earlier termination in certain instances related to termination of employment. All option grants are exercisable cumulatively in five equal annual installments commencing one year following the date of grant. The date of grant for the options granted to each of the executives named above was May 12, 1994. The required tax withholding obligations related to exercise of certain options may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(2) The amounts shown assume a value based on the Black-Scholes Model of
    Valuation. The assumptions used were as follows: volatility --      %;
    risk-free rate of return --      %; and, assumed time of exercise -- 10
    years. No adjustments were made for non-transferability or risk-of-forfeiture. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. The stock options will have no value to the executives named above or other optionees if the price of the Company's Common Stock does not increase above the exercise price of the option.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Company's executives listed in the Summary Compensation Table above, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the 1995 fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                            SHARES                           OPTIONS AT FY-END(#)          OPTIONS AT FY-END($)
                         ACQUIRED ON         VALUE         -------------------------     -------------------------
NAME                     EXERCISE(#)      REALIZED($)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- - ----                     ------------     ------------     -------------------------     -------------------------
Harvey Sanders.........          --               --             87,750/270,750             1,198,508/2,914,593
Sharon Burd............      10,125          168,938             14,625/ 22,500               274,391/  274,350
David Chu..............          --               --            399,482/210,000             7,281,063/2,115,145
John Wetzler...........          --               --             31,529/ 17,550               584,401/  222,023
Charles Zona...........      37,500          714,450             81,047/ 54,000             1,416,773/  887,670

DIRECTOR COMPENSATION

     Each nonemployee Director receives compensation of $3,500 for each Board meeting attended, and $2,000 for each Audit Committee or Compensation Committee meeting attended. No fees are payable to officers and employees of the Company who serve as Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Messrs. Sanders and Chu have entered into an agreement which provides that upon the death of either of them, the Company will purchase a part of the common shares of such stockholder. The Company has obtained policies of life insurance on the lives of such stockholders for the purpose of utilizing the proceeds from such insurance for the purchase of the shares. The agreement provides for the Company to purchase the shares of the deceased stockholder at a value which is equal to the average of the last sale price as reported on the National Market List of the NASDAQ (or the closing price if the shares are listed on a national securities exchange) for the thirty trading days prior to the date of death of the deceased stockholder. The Company's obligation to purchase the common shares of the deceased stockholder is limited to the life insurance proceeds received by the Company on the death of such stockholder. The agreement also provides, as soon after the death of the stockholder as is practicable, for the filing of a registration statement with the Securities and Exchange Commission for a secondary offering to provide for the sale of the balance of the shares owned by the deceased stockholder not purchased by the Company with the life insurance proceeds.

     Messrs. Sanders and Chu have agreed to vote through July 1, 1996 all of their respective shares owned of record or beneficially to ensure that each of Mr. Sanders and Mr. Chu, or their respective nominees, will be elected to the Board of Directors of the Company.

     Mr. David Chu, Executive Vice President of the Company and President of Nautica Apparel, Inc. and Nautica International, Inc., both wholly owned subsidiaries of the Company, is entitled to receive 50% of the net income Nautica Apparel, Inc. receives from all royalty income earned with respect to the Nautica name and trademarks. For the year ended February 28, 1995, Mr. Chu earned net royalty income of $1,285,000.

     During fiscal year 1995, the Company paid $            , $            and
$            to the law firm of Jaffe & Segal, to Mr. Samuel Sultanik and to the law firm of Hughes Hubbard & Reed, respectively, for professional services
rendered to the Company. Until          , Mr. Samuel Sultanik, the
brother-in-law of Harvey Sanders, Chairman of the Board and a director of the
Company, was counsel to Jaffe & Segal, and since          he has been counsel to
Hughs Hubbard & Reed. Mr. Charles H. Scherer, a director of the Company, is managing partner of Hughs Hubbard & Read.

     During fiscal year 1995, the Company paid $110,136 to the firm of Chu Peterson Interior Design, Inc. for interior design and related services provided to the Company. During such period, Mr. Peter Chu, the brother of David Chu, Executive Vice President of the Company, was a stockholder and Vice President in such firm.

EMPLOYEE CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with Messrs. Sanders, Chu and Zona providing that in the event of a change in control of the Company, as defined in the agreement, each has the right to receive a lump sum payment upon termination of employment other than for cause or permanent disability or resignation for good reason within three years after the change in control. At February 28, 1995, the maximum aggregate amount payable to the these individuals was $8,777,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert B. Bank, Charles H. Scherer and Israel Rosenzweig served as members of the compensation committee (the "Compensation Committee") of the Board of Directors during fiscal year 1995.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Compensation Committee") of the Board of Directors is comprised of Robert B. Bank, Charles H. Scherer and Israel Rosenzweig. The Compensation Committee is charged with setting the compensation of the Company's senior executives. The Company's executive compensation program consists of three main components: base salary, potential for annual bonus or incentive awards based on performance, and the opportunity to earn stock-based incentives designed to encourage the achievement of superior results over time and ownership of Common Stock of the Company. The Stock Option Committee (the "Stock Option Committee") of the Board of Directors is charged with the responsibility of granting stock options to executive employees. Messrs. Bank, Scherer and Rosenzweig also comprise the Stock Option Committee. In setting compensation, the Compensation Committee and the Stock Option Committee review, with the assistance of independent compensation consultants, available information for similar positions or levels at comparable companies. Such companies include a diverse range of apparel manufacturers with sales within, below and above the range of sales of the Company. The Compensation Committee has adopted a policy to seek to maintain executive compensation within the deduction cap of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     In the Compensation Committee's determination of salary and bonus for senior executives, it reviews certain factors, including earnings before income taxes, earnings per share, sales, net income and gross profit margin. The Compensation Committee places its greatest emphasis on earnings before income taxes and weighs equally the remaining factors. It also reviews performance at the subsidiary or divisional level, taking into account earnings, sales growth and other criteria specifically relating to such subsidiary or division, and reviews individual performance and contributions to the Company.

     With respect to certain senior executives, including Harvey Sanders, the Chairman of the Board, President and Chief Executive Officer of the Company, and David Chu, the Executive Vice President of the Company, annual incentive award opportunities are set in accordance with the Company's Incentive Compensation Plan (the "Plan"). At the start of each fiscal year, the Compensation
Committee -- in consultation with management -- establishes target levels of either earnings before income taxes, net earnings and/or return on equity for the Company or a business unit. In fiscal year 1995, threshold levels of earnings before income taxes were established. If the designated minimum level of earnings before income taxes was not achieved, the participants would have received no incentive award for fiscal year 1995 performance under the Plan (although in its discretion, the Compensation Committee could have authorized an award outside of the Plan). During such year, the threshold level was exceeded and the participants received an incremental proportionately greater payment than the minimum. Even if the minimum is not met, the Compensation Committee may still award, at its discretion, bonuses outside of the Plan. The Compensation Committee has established target levels for fiscal year 1996 based on earnings before income taxes and designated Messrs. Sanders and Chu as participants.

     The Company's senior executives are eligible to receive stock options and/or restricted stock in accordance with the Company's stock plans. The objectives of such participation are to align executive and stockholder long term interests and to enable executives to develop stock ownership position in the Company. The Company's Stock Option Committee has the responsibility of granting stock options and restricted stock awards to executive and management employees. In granting stock options, the Stock Option Committee takes into account Company performance, subsidiary performance and individual performance, utilizing the same factors as those used in the determination of compensation. The Stock Option Committee also takes into account the number of options held by an individual and the total number of stock options outstanding. All of the stock options granted to senior executives in fiscal year 1995 were exempt from the deduction cap of Section 162(m) of the Code in accordance with the regulations promulgated thereunder.

     The Chairman of the Board, President and Chief Executive Officer of the Company is Harvey Sanders. The criteria by which the Compensation Committee and the Stock Option Committee determines salary and annual incentive awards and the grant of stock options for senior executives, as set forth above, is also utilized by the Compensation Committee and Stock Option Committee in determining compensation and stock option awards, respectively, for Mr. Sanders.

         Compensation Committee
         and Stock Option Committee

         Robert B. Bank
         Charles H. Scherer
         Israel Rosenzweig

PERFORMANCE GRAPH

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
           NAUTICA ENTERPRISES, INC., NASDAQ STOCK MARKET (U.S.) AND
                               S&P TEXTILES INDEX
                   FOR THE FIVE YEARS ENDED FEBRUARY 28, 1995

                                        NAUTICA
      MEASUREMENT PERIOD              ENTERPRISES,                   S&P TEXTILES
    (FISCAL YEAR COVERED)                INC.         NASDAQ U.S.       INDEX
    ---------------------             ------------    -----------    ------------
1990                                    100.00          100.00          100.00
1991                                     78.21          139.34          136.10
1992                                    264.11          199.14          152.45
1993                                    242.33          211.88          148.90
1994                                    576.97          250.83          128.80
1995                                    718.32          254.87          124.15

           APPROVAL OF AN AMENDMENT TO ARTICLE FIFTH OF THE COMPANY'S
              CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

     On April 18, 1995, the Board of Directors voted to propose and declare advisable an amendment to Article Fifth of the Certificate of Incorporation which would increase the total authorized shares of Common Stock of the Company from 20,000,000 to 50,000,000. No change would be made in the par value, voting rights, preferences, qualifications, limitations or restrictions applicable to the Common Stock of the Company, nor in any other provision of the Certificate of Incorporation of the Company. Under the Certificate of Incorporation, stockholders do not have pre-emptive rights. The additional shares of Common Stock would be available for issuance without further action or authorization by the stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed.

     As of May   , 1995, there were issued and outstanding        shares of
Common Stock. An additional        unissued shares are reserved for issuance
upon exercise of option grants and, when applicable, for restricted stock, under the Company's Executive Incentive Stock Option Plan and the 1989 Employee Incentive Stock Plan, and certain grants of unqualified stock options.

     On April 18, 1995 the Board of Directors approved a three-for-two stock split to stockholders of record on May 5, 1995, to be effected in the form of a stock dividend on July 6, 1995. Insofar as currently there are not a sufficient number of shares of Common Stock authorized for issuance under the Company's Certificate of Incorporation, the stock split is subject to stockholder approval of this proposal. The Board of Directors deems it desirable to have the additional shares of Common Stock available for such stock split and for other general corporate purposes, including possible future acquisitions, financings and stock dividends. The number of shares of Common Stock which will be authorized but not issued or received after giving effect to the three-
for-two stock split is        .

     An increase in the number of authorized shares of Common Stock could enable the Company's Board of Directors to take certain actions making it more difficult to acquire control of the Company, even though stockholders of the Company may deem such an acquisition to be desirable. Issuance of shares of Common Stock could dilute the ownership interest and voting power of stockholders of the Company who are seeking control of the Company. Shares of Common Stock could be issued in a private placement to one or more persons or organizations sympathetic to management and opposed to any unsolicited takeover bid, or under other circumstances that could make more difficult, and thereby discourage, unsolicited attempts to acquire control of the Company. Such consequences could serve to perpetuate the Company's existing management. The Board is not presently aware of any such unsolicited interest in acquiring the Company.

     A copy of the proposed amendment to Article Fifth of the Company's Certificate of Incorporation will be available at the Annual Meeting or may be obtained prior to the meeting upon request to the Secretary of the Company at the address set forth above. If the proposed amendment is approved by the stockholders, a Certificate of Amendment of the Company's Certificate of Incorporation will be filed as promptly as possible with the Secretary of State of the State of Delaware and the three-for-two stock split effected in the form of a stock dividend will be payable on July 6, 1995.

     The Board of Directors recommends that all stockholders vote FOR the proposed increase in the number of authorized shares of Common Stock to 50 million shares.

     An affirmative vote of the holders of at least a majority of all outstanding shares of Common Stock of the Company is required to approve the amendment.

                           APPOINTMENT OF ACCOUNTANTS

     The Board of Directors has selected Grant Thornton LLP as the independent public accountants who will make an examination of the accounts of the Company for the year ending February 28, 1996. A representative from Grant Thornton is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if that representative so desires.

                PROPOSALS BY STOCKHOLDERS -- 1996 ANNUAL MEETING

     All proposals by stockholders intended to be presented at the next annual meeting of stockholders (to be held in July 1996) must be received by the Company at its office at 40 West 57th Street, New York, New York 10019, no later than February 28, 1996 in order to be included in the proxy statement and form of proxy relating to such meeting. All such proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                 OTHER BUSINESS

     Management is not aware of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment or adjournments thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxies, discretionary authority to vote the same in respect to any such other business in accordance with their best judgment in the interest of the Company.

     MANAGEMENT UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY SUCH STOCKHOLDER BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUEST FOR SUCH REPORT SHOULD BE ADDRESSED TO SHARON BURD, CONTROLLER, NAUTICA ENTERPRISES, INC., 40 WEST 57TH STREET, NEW YORK, NEW YORK 10019. ORAL REQUESTS SHALL BE MADE BY TELEPHONE TO SUCH PERSON AT (212) 541-5990.

     Stockholders are urged to sign the enclosed proxy, solicited on behalf of the Board of Directors, and return it at once in the envelope enclosed for that purpose. Unless a contrary direction is indicated, Proxies will be voted for the election as directors of the nominees listed in this Proxy Statement and for the other proposal contained in this Proxy Statement. The Proxy does not affect the right to vote in person at the meeting and may be revoked by the stockholder who executed it any time prior to its being voted.

                                            By Order of the Board of Directors

                                                     Harvey Sanders,
                                                         Chairman

May   , 1995

     PRELIMINARY COPY AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                           NAUTICA ENTERPRISES, INC.

              PROXY--ANNUAL MEETING OF STOCKHOLDERS, JUNE 29, 1995

The undersigned hereby appoints Harvey Sanders and David Chu, and each of them, proxies and attorneys-in-fact of the undersigned, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Nautica Enterprises, Inc. held of record by the undersigned on May 25, 1995 at the Annual Meeting of Stockholders
to be held on June 29, 1995 or any adjournment thereof.
           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)
- - --------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS:                                       FOR all           WITHHOLD
Robert B. Bank, David Chu, George Greenberg, Israel         nominees listed     AUTHORITY to
Rosenzweig, Harvey Sanders and Charles H. Scherer.            (except as       vote for those
                                                             marked to the      listed below
                                                            contrary below)

- - ------------------------------------------------
(INSTRUCTION: To withhold authority to vote for any
  individual nominee write that nominee's name in the
  blank space above.)



                                                                 YES                 NO                ABSTAIN
2. Approval of a proposal to amend the Certificate of
   Incorporation of the Company to increase the total
   authorized shares of Common Stock to 50,000,000.


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS "1" AND "2" ABOVE.

____________________________________________

____________________________________________
Signature of Stockholder(s)

Please sign exactly as your name or names appear to the left hereof. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _____________________________________